SUB-ITEM 77Q3

AIM LEISURE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 3/31/2007
FILE NUMBER 811-3826
SERIES NO.: 4


72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                                     $  3,165
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                                     $    511
        Class C                                                     $    518
        Class R                                                     $      1
        Investor Class                                              $ 12,405

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                                       1.0443
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                                       0.7131
        Class C                                                       0.7131
        Class R                                                       0.9342
        Investor Class                                                1.0443

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                        3,695
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                          783
        Class C                                                        1,019
        Class R                                                            4
        Investor Class                                                12,827

74V.  1 Net asset value per share (to nearest cent)
        Class A                                                     $  49.19
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                     $  47.95
        Class C                                                     $  46.62
        Class R                                                     $  49.14
        Investor Class                                              $  49.10